FORM 8-K-A

                              CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the Securities
                           Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 1996
(November 14, 1994)


                    AMERICAN ASSET ADVISERS TRUST, INC.
             (Name of registrant as specified in its charter)

Maryland                      33-70654                 76-0410050
(State or other              (Commission File         (IRS Employer
jurisdiction of               Number)                  Identification
incorporation)                                         Number)

             8 Greenway Plaza, Suite 824, Houston, Texas 77046
           (Address of principal executive office and zip code)

      Registrant's telephone number, including area code: (713) 850-1400

ITEM 1.   CHANGES OF CONTROL OF REGISTRANT

          Not Applicable

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On November 14, 1994, a joint venture (the "Joint Venture") composed of affiliates AAA Net Realty Fund X, Ltd. (the "Partnership"), and American Asset Advisers Trust, Inc. (the "Company"), acquired fee simple title to real estate and improvements located at 13907 East Highway 40 (the intersection of Highway 40 and Nolan Road), Independence, Missouri, on which there is a BlockBuster Music Store (the "Property"). The Property was acquired by the Joint Venture from KCBB, Inc., for $1,550,000.00. The purchase price was paid in cash entirely from funds of the Partnership and the Company. The Partnership owns a 45.16% interest in the Joint Venture. The Company owns a 54.84% interest in the Joint Venture. The Property is operated as a BlockBuster Music store. The Property consists of a free standing building located on a tract of land containing approximately 1.374 acres. The improvements consist of a free standing, one story, masonry building containing approximately 15,158 square feet.

     The Property was acquired subject to a lease (the "Lease") with Blockbuster Music Retail, Inc., a Texas corporation. BlockBuster is a subsidiary of Viacom, Inc., the successor-in-interest by merger to BlockBuster Entertainment Corporation which guaranteed the primary term of the Lease. Under the terms of the Lease, the tenant pays a base rent, plus real estate taxes, hazard and liability insurance premiums, all utility costs, and the costs of most maintenance and repairs.

     Other significant provisions of the Lease are as follows:

     1. The original term of the Lease is 10 years. The original term of the Lease began on April 18, 1994 and will expire April 30, 2004. The tenant has the option to renew the lease for 3 additional terms of 5 years each.

     2. Base annual minimum rent during the first five years of the original term of the Lease is $170,527.44. (Based upon the current base annual rent, the initial capitalization rate is 11.0%). The base annual minimum rent will be $187,656.04 during the second five years of the original term. During the 3 renewal terms the base annual rent will be $206,300.38, $226,915.26 and $249,652.26, respectively.

     3. In addition to the base rent, the tenant pays all real estate taxes on the Property. The tenant also pays for all utilities charges.

     4. The landlord is required to maintain and repair, if necessary, the foundation, exterior paint, exterior plumbing system, exterior electrical system, the exterior utility lines and connections to the Property, the sprinkler mains, if any, structural systems, including the roof, roof membrane, roof covering and load bearing walls, floor slabs and masonry walls. The tenant is required to maintain and repair all of the portions of the Property not maintained by the landlord.

     5. The tenant has the right to use the Property for retail sales and for any lawful use.

     6. The tenant has the right to assign the Lease or sublet the Property. However, in the event of an assignment or sublet, the tenant will remain as the principal obligor under the Lease.

     7. The tenant is required to carry liability insurance in the amount of not less than $1,000,000.00 per occurrence. The tenant is required to reimburse the landlord for hazard insurance coverage on the Property in an amount equal to replacement costs of the improvements on the Property.

     8. In the event that 50% or more of the building on the Property is destroyed by casualty during the last year of the primary term of the lease or any renewal term, then landlord or tenant may terminate the Lease.

     9. In the event that any portion of the building on the Property is taken by condemnation, then either the landlord or the tenant my terminate the Lease. In the event that 10% of the land on the Property is taken by condemnation, then the tenant may terminate the Lease.

     There are no retail music stores in the immediate vicinity of the Property. In the vicinity of the Property are merchants such as K-Mart, Builder's Square, Black-Eyed Pea Restaurant, Toys "R" Us and Best Buy. Approximately 57,000 vehicles per day pass through the intersection of Highway 40 and Nolan Road.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

                    Not Applicable

ITEM 4.   CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

                    Not Applicable

ITEM 5.   OTHER EVENTS

                    Not Applicable

ITEM 6.   RESIGNATION OF REGISTRANT'S GENERAL PARTNER

                    Not Applicable

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBIT

     The tenant of the Property is BlockBuster Music Retail, Inc. ("BlockBuster"), a Texas corporation. BlockBuster is a subsidiary of Viacom, Inc., the successor-in-interest by merger to BlockBuster Entertainment Corporation which guaranteed the primary term of the Lease. The decision to acquire the Property was based on several factors, including the financial condition of Viacom, Inc. ("Viacom"). With respect to Viacom, as reported by its management, revenues totalled $2 billion and $1.86 billion for the years ended December 31, 1993 and 1992. Viacom recorded consolidated net income of $120.6 million and $120.2 million for the same periods. Current assets at December 31, 1993, exceeded current liabilities by $1.7 billion and total assets exceeded total liabilities by $2.7 billion. It is the opinion of the management of the Company, following review of the consolidated financial statements of Viacom and subsidiaries, that Viacom's financial condition is sufficient to meet the investment criteria of the Company.

                      PRO-FORMA FINANCIAL INFORMATION

     The following tables present unaudited pro-forma financial information for American Asset Advisers Trust, Inc., giving effect to the acquisition of the Property. The acquisition is reflected on a consolidated basis.


                              PRO-FORMA BALANCE SHEET
                                SEPTEMBER 30, 1994
                                    (unaudited)

                          Historical                                Pro-Forma
                          Costs             Adjustments (1)         Total

Cash                       $1,314,003        $ (853,401)            $  460,602

Property                    1,924,209         1,627,537              3,551,746

Other Assets                  232,507           (39,000)               193,507

Total Assets               $3,470,719        $  735,136             $4,205,855

Liabilities                       654                 -                    654

Minority Interest                   -           735,136                735,136

Shareholders'
Equity                      3,470,065                 -              3,470,065

Total Liabilities &
Shareholders'
Equity                     $3,470,719        $  735,136             $4,205,855


  (1) Adjustments are reflected as if the Property acquisition was completed on September 30, 1994. Adjustments include total acquisition costs of $1,627,537 of which $735,136 is the minority partner s share, $39,000 was paid by the Company to an affiliate for acquisition fees, $3,381 was paid by the Company to third parties for acquisition fees and $850,020 was paid by the Company for the Property.

                          PRO-FORMA RESULTS OF OPERATIONS
          FOR THE PERIOD FROM AUGUST 16, 1993 THROUGH DECEMBER 31, 1993
                                  (unaudited) (2)

                              Historical                           Pro-Forma
                              Costs         Adjustments (1)(2)     Total

Income                         $1,606        $40,837               $42,443

Expenses                        2,931          7,544                10,475

Net
Income (Loss)                 ($1,325)       $33,293               $31,968

Net Income Per Share (3)                                           $   .21


    (1) Includes pro-forma adjustments for rental income and depreciation for the period from August 16, 1993 (inception) through December 31, 1993, for a property acquired in June
        1994 as if the property was owned and leased by the Company for the entire period.

    (2) Pro-forma results of operations are not reflected for the Property in 1993 because the Property had not been completed.

    (3) Computed on weighted average shares of 151,554.

                          PRO-FORMA RESULTS OF OPERATIONS
                   FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1994
                                    (unaudited)

                   Historical                                          Pro-Forma
                   Costs       Adjustments(1)(2)  Adjustments(1)(3)    Total

Income             $69,793     $53,013             $82,346             $205,152

Expenses           $39,632     $ 6,513             $13,388             $ 59,533

Minority
Interest                 -            -             31,141               31,141

Net
Income             $30,161     $46,500             $37,817             $114,478

Net Income
Per Share (4)                                                          $    .64


  (1) Adjustments are reflected as if the "Tandy" property discussed in (2) below was owned and leased by the Company for the nine-month period, the America's Favorite Chicken property discussed in (2) below and the Property were owned and leased by the Company from the date of lease inception through September 30, 1994.

  (2) Includes pro-forma adjustments as follows from the acquisition of properties on lease to Tandy Corporation in June 1994 and to America's
       Favorite Chicken Company ("AFCC") in August 1994:

       Tandy Rental income and depreciation as if the property was owned and leased by the Company for the entire nine-month period.

       AFCC Earned income from the direct financing lease from the date of lease inception through September 30, 1994.

  (3)  Includes pro-forma adjustments as follows from the acquisition of the
       Property:

       Consolidated rental income and depreciation from the date of lease inception through September 30, 1994.

       Minority partner's interest of $31,141.

  (4)  Computed weighted average shares of 178,577.


ITEM 8.   CHANGE IN FISCAL YEAR

           Not Applicable


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        American Asset Advisers Trust, Inc.


Date: July 30, 1996                     H. Kerr Taylor
                                        H. Kerr Taylor, President



Date: July 30, 1996                     H. Kerr Taylor
                                        H Kerr Taylor, Chief Financial Officer